(d)(11)(i)

May 1, 2019

Christopher Kurtz

Vice President

Voya Investment Management Co. LLC

One Orange Way, C1-N

Windsor, CT 06095

Dear Mr. Kurtz:

Pursuant to the Sub-Advisory Agreement, effective as of May 1, 2017 (the “Agreement”), between Voya Investment Management Co. LLC (the “Sub-Adviser”) and Voya Investments, LLC, we hereby notify you of our intention to retain you as Sub-Adviser to render investment advisory services to Voya International High Dividend Low Volatility Portfolio (the “Portfolio”), a series of Voya Partners, Inc., effective on May 1, 2019, upon all of the terms and conditions set forth in the Agreement.

Upon your acceptance, the Agreement will be modified to give effect to the foregoing by adding the Portfolio to Schedule A of the Agreement.  The Amended Schedule A, with the annual sub-advisory fee rate indicated for the Portfolio, is attached hereto.

Please signify your acceptance to act as Sub-Adviser to the aforementioned Portfolio under the Agreement with respect to the Portfolio by signing below where indicated.

Very sincerely,

		By:	/s/ Todd Modic
Todd Modic
Senior Vice President
Voya Investments, LLC

ACCEPTED AND AGREED TO:
Voya Investment Management Co. LLC

By:	/s/ Christopher Kurtz
Name:	Christopher Kurtz
Title:	Vice President of Finance

AMENDED SCHEDULE A

with respect to the

SUB-ADVISORY AGREEMENT

between

VOYA INVESTMENTS, LLC

and

VOYA INVESTMENT MANAGEMENT CO. LLC

Series	Effective Date	Annual Sub-Advisory Fee
(as a percentage of average daily Assets allocated to the Sub-Adviser)

Voya Global Bond Portfolio	May 1, 2017	0.22500% on the first $4 billion in assets; 0.21375% on the next $1 billion in assets; 0.20250% on the next $1 billion in assets; 0.19350% on assets thereafter.

Voya Index Solution 2025 Portfolio	May 1, 2017	Direct Investments(1) 0.13500% Underlying Funds(2) 0.04500%

Voya Index Solution 2035 Portfolio	May 1, 2017	Direct Investments(1) 0.13500% Underlying Funds(2) 0.04500%

Voya Index Solution 2045 Portfolio	May 1, 2017	Direct Investments(1) 0.13500% Underlying Funds(2) 0.04500%

(1)    “Direct Investments” shall mean assets which are not Underlying Funds.

(2)    “Underlying Funds” shall mean open-end investment companies registered under the 1940 Act within the Voya family of funds.  The phrase “family of funds” shall have the same meaning as “fund complex” as defined in Item 17 of Form N-1A, as it was in effect on May 1, 2017.

Series	Effective Date	Annual Sub-Advisory Fee
(as a percentage of average daily Assets allocated to the Sub-Adviser)

Voya Index Solution 2055 Portfolio	May 1, 2017	Direct Investments(1) 0.13500% Underlying Funds(2) 0.04500%

Voya Index Solution Income Portfolio	May 1, 2017	Direct Investments(1) 0.13500% Underlying Funds(2) 0.04500%

Voya International High Dividend Low Volatility Portfolio (formerly¸ VY® Templeton Foreign Equity Portfolio)	May 1, 2019	0.27000% on all assets

Voya Solution 2025 Portfolio	May 1, 2017	Direct Investments(1) 0.13500% Underlying Funds(2) 0.04500%

Voya Solution 2035 Portfolio	May 1, 2017	Direct Investments(1) 0.13500% Underlying Funds(2) 0.04500%

Voya Solution 2045 Portfolio	May 1, 2017	Direct Investments(1) 0.13500% Underlying Funds(2) 0.04500%

Voya Solution 2055 Portfolio	May 1, 2017	Direct Investments(1) 0.13500% Underlying Funds(2) 0.04500%

(1)    “Direct Investments” shall mean assets which are not Underlying Funds.

(2)    “Underlying Funds” shall mean open-end investment companies registered under the 1940 Act within the Voya family of funds.  The phrase “family of funds” shall have the same meaning as “fund complex” as defined in Item 17 of Form N-1A, as it was in effect on May 1, 2017.

Series	Effective Date	Annual Sub-Advisory Fee
(as a percentage of average daily Assets allocated to the Sub-Adviser)

Voya Solution Aggressive Portfolio	May 1, 2017	Direct Investments(1) 0.13500% Underlying Funds(2) 0.04500%

Voya Solution Balanced Portfolio	May 1, 2017	Direct Investments(1) 0.13500% Underlying Funds(2) 0.04500%

Voya Solution Conservative Portfolio	May 1, 2017	Direct Investments(1) 0.13500% Underlying Funds(2) 0.04500%

Voya Solution Income Portfolio	May 1, 2017	Direct Investments(1) 0.13500% Underlying Funds(2) 0.04500%

Voya Solution Moderately Aggressive Portfolio	May 1, 2017	Direct Investments(1) 0.13500% Underlying Funds(2) 0.04500%

Voya Solution Moderately Conservative Portfolio	May 1, 2017	Direct Investments(1) 0.13500% Underlying Funds(2) 0.04500%

(1)    “Direct Investments” shall mean assets which are not Underlying Funds.

(2)    “Underlying Funds” shall mean open-end investment companies registered under the 1940 Act within the Voya family of funds.  The phrase “family of funds” shall have the same meaning as “fund complex” as defined in Item 17 of Form N-1A, as it was in effect on May 1, 2017.